
<ARTICLE>                     5
<LEGEND>
This schedule contains summary financial information extracted from the financial statements contained in the body of the accompanying Registration
Statement and is qualified in its entirety by referene to such financial statements.

</LEGEND>
<CIK>                           0000896421
<NAME>                         STEEL HEDDLE MFG. CO.
<MULTIPLIER>                   1,000

<PERIOD-TYPE>                     6-MOS                   6-MOS
<FISCAL-YEAR-END>                 JAN-02-1999             JAN-02-1999
<PERIOD-START>                    MAY-26-1998             JAN-04-1998
<PERIOD-END>                      JAN-02-1999             MAY-25-1998
<CASH>                                  1,182                       0
<SECURITIES>                                0                       0
<RECEIVABLES>                          10,032                       0
<ALLOWANCES>                             (159)                      0
<INVENTORY>                            19,730                       0
<CURRENT-ASSETS>                       32,189                       0
<PP&E>                                 46,014                       0
<DEPRECIATION>                         (4,510)                      0
<TOTAL-ASSETS>                        199,474                       0
<CURRENT-LIABILITIES>                  17,021                       0
<BONDS>                               130,695                       0
<PREFERRED-MANDATORY>                       0                       0
<PREFERRED>                                 0                       0
<COMMON>                                    0                       0
<OTHER-SE>                             26,953                       0
<TOTAL-LIABILITY-AND-EQUITY>          199,474                       0
<SALES>                                38,783                  29,631
<TOTAL-REVENUES>                       38,783                  29,631
<CGS>                                  31,623                  18,628
<TOTAL-COSTS>                          31,623                  18,628
<OTHER-EXPENSES>                        2,119                     421
<LOSS-PROVISION>                            0                       0
<INTEREST-EXPENSE>                      9,318                   1,549
<INCOME-PRETAX>                        (8,782)                  5,209
<INCOME-TAX>                           (2,722)                  1,868
<INCOME-CONTINUING>                    (6,060)                  3,341
<DISCONTINUED>                              0                       0
<EXTRAORDINARY>                             0                       0
<CHANGES>                                   0                       0
<NET-INCOME>                           (6,060)                  3,341
<EPS-PRIMARY>                               0                       0
<EPS-DILUTED>                               0                       0

On May 26, 1998, Steel Heddle Group, Inc. consummated the acquisition of Old Holdings (by a series of post-transaction mergers by the Steel Heddle Mfg. Co.) and recorded such purchase in accordance with APB 16 "Business Combinations." Accordingly, the financial information presented for the thirty-two weeks ended January 2, 1999 is not comparable with that for prior periods.
